UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On November 16, 2021, Mr. Francisco M. Atalig notified BankGuam Holding Company (the “Company”) that he will be retiring from his role as the Chief Financial Officer of the Company and the Bank of Guam, effective December 31, 2021. Mr. Atalig’s decision to leave the Company was not a result of any disagreement with the Company or its management on any matter relating to the Company’s operations or practices. The Company thanks Mr. Atalig for the service and leadership he has provided the Company and the Bank.

The Company is in the process of identifying Mr. Atalig’s replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: November 22, 2021	BankGuam Holding Company

	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
President and Chief Executive Officer